EXHIBIT 2.1
                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     AGREEMENT entered into as of the 19th day of September 2003 ("Agreement"), by and among GOLF ROUNDS.COM, INC., a Delaware corporation (the "Parent"), DPE ACQUISITION CORP., a Colorado corporation and wholly owned subsidiary of the Parent ("Merger Sub"), and DIRECT PETROLEUM EXPLORATION, INC., a Colorado corporation (the "Target"). The Parent and the Merger Sub are referred to together herein as the "Parent Parties," and the Parent Parties and the Target are referred to collectively herein as the "Parties."

     WHEREAS, the board of directors of each of the Parent, the Merger Sub and the Target have agreed that it is in their respective companies' best interests for the Merger Sub to be merged with and into the Target, with the Target surviving the merger as a wholly-owned subsidiary of the Parent, on the terms set forth in this Agreement.

     WHEREAS, for United States Federal income tax purposes, the Parties intend that such merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

     1.1 The Merger. In accordance with this Agreement and the Colorado Business Corporation Act ("BCA"), the Merger Sub and the Target shall consummate a merger (the "Merger") of the Merger Sub with and into the Target at the Effective Time (as defined below). Following the Merger, the Target shall continue as the surviving corporation ("Surviving Corporation") and shall continue its existence under the laws of the State of Colorado, the separate corporate existence of Merger Sub shall cease and all debts, liabilities and duties of the Target and the Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.2 Effective Time. Concurrently with the Closing (as defined below), the Target and the Merger Sub shall cause to be filed with the Secretary of State of the State of Colorado, in accordance with the BCA, an executed copy of the articles of merger in the form attached hereto as Exhibit A ("Articles of Merger"). The Merger shall become effective at such time as the Articles of Merger are filed with the Secretary of State of the State of Colorado ("Effective Time").

     1.3 The Closing. The consummation of the Merger and the other transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held at 10:00 a.m., local time, on the third business day after the date on which the last of the conditions to Closing set forth in Article VIII hereof (other than conditions to be satisfied at the Closing) are fulfilled or waived by the appropriate party, as the case may be, at the offices of Graubard Miller, 600 Third Avenue, New York, New York 10016, or at such other time, date or place as the parties may agree upon in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

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     1.4  Articles  of  Incorporation  of  Surviving  Corporation.   Immediately
following the Effective Time, the articles of incorporation of the Target (as existing immediately prior to the Effective Time) shall be the articles of incorporation of the Surviving Corporation.

     1.5 By-laws of Surviving Corporation. Immediately following the Effective Time, the by-laws of the Target (as existing immediately prior to the Effective
Time) shall be the by-laws of the Surviving Corporation.

     1.6 Directors and Officers. Subject to Sections 5.7 and 6.7 and the terms of that certain Voting Agreement executed as of the date of this Agreement by and among the holders and beneficial holders of Target's common stock, immediately following the Effective Time, the directors and officers of the Parent and the Surviving Corporation shall be the persons selected by the Target on or prior to the Closing Date (collectively, the "Selected Persons").

     1.7 Conversion of Target Stock.

          (a) Conversion of Outstanding Target Stock. At the Effective Time, all of the outstanding shares of common stock of the Target ("Target Stock") held by all of the Target's shareholders (collectively, the "Target Shareholders") shall be converted into an aggregate of 5,909,789 shares ("Transaction Shares") of Parent's common stock ("Parent Stock"), subject to the adjustments described in Section 1.7(b). The number of Transaction Shares, prior to any adjustment, shall be equal to 60% ("DPE Ownership Percentage") of the outstanding Parent Stock on an after-issued, fully-diluted basis, (i) giving effect to (A) all outstanding shares of Parent Stock as of the Closing Date, (B) the issuance of the Transaction Shares (including the shares to be issued and deposited into escrow as described in Section 1.7(c)), and (C) the issuance of shares of Parent Stock as payment of the Fee described in Section 5.8 of this Agreement, but
     (ii) not giving effect to the issuance of up to 535,251 shares of Parent Stock upon the exercise of outstanding options, warrants and convertible securities. The total number of shares of Parent Stock described in the foregoing clauses (i)(A), (B) and (C), as may be adjusted as provided herein, shall be referred to herein as the "Fully Diluted Parent Shares."

          (b) Closing Date Adjustment to Transaction Shares.

               (i)  Notwithstanding  the foregoing,  if, on the Closing Date and immediately prior to the Effective Time, the Parent's Cash Position (as defined below) is less than $2,600,000 (as determined in accordance with Section 1.7(b)(ii) below), then additional Transaction Shares ("Adjustment Shares") shall be issued hereby such that the DPE Ownership Percentage is increased by 0.02 percentage points for each $1,000 of shortfall. For example, if the Parent's Cash Position is $2,595,000, then the total number of Transaction Shares issued to the Target Shareholders shall equal 60.1% (as opposed to 60.0%) of the Fully Diluted Parent Shares. Notwithstanding the foregoing, the aggregate number of Transaction Shares issued in the Merger (as may be adjusted under this Section 1.7(b), but not including the Additional Shares described in Section 10.1(b)) shall not exceed 62% of the Fully Diluted Parent Shares. "Cash Position" shall mean the sum of the Parent's cash and marketable securities as of the Closing Date plus the amount of Parent's prepaid directors and officers liability insurance policy premiums reflected on the Parent's August 31, 2003 Balance Sheet (as defined), less all accrued liabilities, including the costs and expenses of the Merger.

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                    (ii) The  computation  of Parent's  Cash  Position as of the
               Closing Date shall be made by the board of directors of Parent in consultation with the Chief Executive Officer and Chief Financial Officer of Parent. A copy of such computation shall be furnished to Target's Chief Executive Officer and board of directors on the Closing Date together with a certificate signed by the Chief Executive Officer and Chief Financial Officer of Parent in the form of Exhibit B attached hereto. The financial statements of Parent need not be audited for the use of Parent's board of directors in computing the Cash Position. The computation of
               Parent's  Cash   Position   shall  be  binding  upon  the  Target
               Shareholders  unless  either of Edward  Gendelman or George Faris
               (the "Shareholders' Agents") notify Parent in writing that he disputes such computation within fifteen (15) days of receipt of such computation (a "Notice of Disagreement"). Any such Notice of Disagreement shall set forth, in reasonable detail, the nature of any disagreement so asserted. During a period of fifteen (15) days following the delivery of a Notice of Disagreement, the Shareholders' Agents and Parent shall attempt to resolve any differences they may have with respect to any matter specified in any Notice of Disagreement. If, at the end of such 15-day period, the Shareholders' Agents and Parent shall have failed to reach agreement with respect to all such matters, then all such matters specified in the Notice of Disagreement as to which agreement has not been reached (the "Disputed Matters") shall be submitted to the independent public accountants of Parent (the "Accountants") for resolution. The Accountants shall consider only the Disputed Matters, shall act promptly to resolve all Disputed Matters, shall resolve such Disputed Matters in accordance with such rules and procedures, consistent with the terms of this Agreement, as such Accountants in their sole discretion may prescribe, and the decision of the Accountants with respect to all such Disputed Matters shall be final and binding upon the Shareholders' Agents and Parent, and shall not be appealable to any court. The fees and expenses of the Accountants in connection with the resolution of any Disputed Matters shall be borne by Parent.

                    (iii) In the event that it is finally determined (by agreement of the parties, pursuant to Section 1.7(b)(ii) above or otherwise) that Parent's Cash Position was less than $2,600,000 or such lesser amount set forth in computation provided by Parent on the Closing Date in accordance with Section 1.7(b)(ii) above, as applicable, then Parent shall promptly issue (A) a number of Adjustment Shares to the Target Shareholders such that the DPE Ownership Percentage is increased by 0.02 percentage points for each $1,000 of shortfall, with 90% of such Adjustment Shares being delivered directly to the Target Shareholders and 10% of such Adjustment Shares being delivered into escrow as contemplated by Section 1.7(c) below, and (B) additional shares of Parent Stock ("Supplemental Fee Shares") such that the Finders (as defined) receive in the aggregate under Section 5.8 shares of Parent Stock equal to 5% of the Fully Diluted Parent Shares, giving effect to the issuance of the Adjustment Shares.

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          (c) Escrow of  Certain  Transaction  Shares.  At the  Effective  Time,
     certificates evidencing an aggregate of 10% of the Transaction Shares that are otherwise issuable to the Target Shareholders as of the Effective Time in accordance with this Section 1.7 shall be placed into escrow and released therefrom in accordance with the terms of Article X of this Agreement and the escrow and remedy agreement in the form attached hereto as Exhibit C ("Escrow Agreement"). After the Effective Time, if any adjustment is made under Section 1.7(b) above, certificates evidencing an aggregate of 10% of the Adjustment Shares issued shall be placed into escrow and released therefrom in accordance with the terms of Article X of this Agreement and the Escrow Agreement. The Transaction Shares (including any Adjustment Shares) placed into escrow pursuant to the Escrow Agreement shall be referred to herein as the "Escrow Shares." The Escrow Shares being deposited into escrow that are attributable to each Target Shareholder shall be deposited therein in the name of such Target Shareholder in such amount determined by multiplying the total number of Escrow Shares being so placed in escrow by the Sharing Ratio (as defined) of such Target Shareholder.


          (d) Exchange. On the Closing Date, each Target Shareholder shall surrender to the Parent all certificates evidencing the Target Stock owned by it and in exchange therefor the Parent shall issue directly to such Target Shareholder at the Effective Time that number of Transaction Shares equal to the product of (a) the aggregate number of Transaction Shares to be issued as of the Effective Time, less 10% of the total of such Transactions Shares and (b) the Sharing Ratio of such Target Shareholder. After the Effective Time, if any adjustment is made under Section 1.7(b) above, Parent shall issue directly to each Target Shareholder that number of Adjustment Shares equal to the product of (x) the aggregate number of Adjustment Shares to be issued, less 10% of the total of such Adjustment Shares, and (y) the Sharing Ratio.

          (e) Convertible Securities. At the Effective Time, any and all options, warrants and other securities exercisable or convertible into Target Stock shall terminate without further consideration or action.

          (f) Pending Certificate Surrender. From and after the Effective Time, until properly surrendered, each certificate evidencing Target Stock shall be deemed for all purposes to evidence only the right to receive the appropriate number of Transaction Shares in accordance with this Section
     1.7. Upon such surrender, each certificate evidencing Target Stock shall be cancelled and the shares of Target Stock represented thereby shall be deemed no longer outstanding.

          (g) Adjustments to Prevent Dilution. In the event that prior to the Effective Time there is a change in the number of shares of Parent Stock or securities or other instruments convertible or exchangeable into or exercisable for Parent Stock or shares of Parent Stock issued and outstanding including as a result of a distribution, redemption, repurchase, reclassification, combination or exchange of shares, stock split (including a reverse stock split), stock dividend or distribution or other similar transaction, the number of Transaction Shares issuable pursuant to this Agreement shall be equitably adjusted to eliminate the effects of that event.

     1.8 Parent Stock, Options, Warrants and Convertible Securities. The consummation of the Merger shall have no effect on the terms of any outstanding share of Parent Stock or any option, warrant or convertible security of the Parent and such securities shall remain valid and in effect in accordance with their respective terms.

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     1.9  Conversion  of  Outstanding  Stock of the Merger Sub and  Exchange for
Stock of the Surviving Corporation. At the Effective Time, all 100 shares of the common stock of the Merger Sub ("Merger Sub Stock") outstanding immediately prior to the Effective Time shall, by virtue of the Merger be converted into and
exchanged  for  100  shares  of  the  common  stock  of  Surviving   Corporation
("Surviving Corporation Stock"), which shall represent all of the issued and outstanding Surviving Corporation Stock immediately after the Effective Time.
All   shares  of   Surviving   Corporation   Stock   shall  be  fully  paid  and
non-assessable. Promptly after the Effective Time, Surviving Corporation shall issue to the Parent a stock certificate representing the 100 shares of Surviving Corporation Stock in exchange for the certificate or certificates which formerly represented the Merger Sub Stock, which stock certificates shall be immediately canceled.

     1.10 Additional Actions. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Target or the Merger Sub, in order to consummate the transactions contemplated by this Agreement.

     1.11 Tax Consequences. It is the Parties intention that the Merger constitute a "reorganization" within the meaning of Section 368(a) of the Code and that this Agreement constitutes a "plan of reorganization" within the meaning of Treasury Regulations Section 1.368-2(g).

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE TARGET

     The Target represents and warrants to each of the Parent Parties as follows:

     2.1 Organization.

          (a) The Target is a corporation duly organized, validly existing and in good standing under the law of the State of Colorado. The Target is qualified to do business in each state where the nature of the business it conducts or the properties it owns, leases or operates requires it to so qualify, except where the failure to so qualify would not be reasonably expected to have, singly or in the aggregate, a material adverse effect on the business, assets, prospects, financial condition or results of operations of the Target or materially impair the Target's ability to consummate the transactions contemplated by this Agreement (a "Target Material Adverse Effect"). The Target has all requisite corporate power to own, lease and operate its properties and to carry on its business.

          (b) The Target has no direct or indirect subsidiaries. The Target does not have, directly or indirectly, any power to vote or direct the voting of sufficient securities to elect all of the directors or managers of any corporation, limited liability company, partnership, trust or any other entity.

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

          (c) The complete capitalization of the Target is set forth on Schedule 2.1(c). Schedule 2.1(c) includes the name of each Target Shareholder, the number of shares of Target Stock it owns and the percentage such shares represent of the total outstanding Target Stock (referred to herein as the "Sharing Ratio" with the Sharing Ratios of all Target Shareholders aggregating 100.00%). The Target Shareholders are the record and beneficial owners of all of the outstanding capital stock, as listed, free and clear of all liens, claims, charges, options, security interests, restrictions or other encumbrances (collectively, the "Liens"). No shares of Target Stock are held in the treasury of the Target. All shares of outstanding Target Stock were duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights. Except as set forth on
     Schedule 2.1(c), there are no (i) outstanding or authorized subscriptions, warrants, options or other rights granted by the Target or binding upon the Target to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the capital stock of the Target or which obligate or may obligate the Target to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock, (ii) other securities of the Target directly or indirectly convertible into or exchangeable for shares of Target Stock, (iii) restrictions on the transfer of the Target Stock (other than restrictions under the Securities Act of 1933, as amended ("Securities Act") and state securities laws), (iv) voting rights or registration rights with respect to the Target Stock, or (v) stock appreciation, phantom stock or similar rights with respect to the Target or its securities.

     2.2 Authorization of Transaction.

          (a) The Target has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and will have all requisite power and authority to execute and deliver the other agreements contemplated hereby and to perform its obligations thereunder at the time such agreements are executed. The execution and delivery of this Agreement and the performance by the Target of the transactions contemplated hereby have been duly and validly authorized by all necessary action and the execution and delivery of the other agreements contemplated hereby and the performance by the Target of the transactions contemplated thereby will have been duly and validly authorized by all necessary action at the time such agreements are executed. This Agreement has been, and the other agreements contemplated hereby will be, at the time of their execution, duly and validly executed and delivered by the Target, and this Agreement constitutes, and the other agreements contemplated hereby will constitute, the Target's valid and binding obligations, enforceable against the Target in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (b) The board of directors of Target (i) has unanimously adopted the plan of merger set forth in this Agreement and approved this Agreement and the other transactions contemplated by this Agreement, and (ii) has declared that the Merger and this Agreement and the other transactions contemplated by this Agreement are advisable and recommended that the shareholders of Target adopt this Agreement. At the Closing Date, this Agreement shall have been adopted by the unanimous written consent of the shareholders of Target.

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

     2.3 No Conflict; Required Filings and Consents.

          (a) Subject to the filing of the Articles of Merger as required by the BCA, the execution and delivery of this Agreement and each of the other agreements contemplated hereby by the Target and the performance by Target of its obligations hereunder and thereunder will not (i) conflict with or violate the articles of incorporation or by-laws of the Target, (ii) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Target or by which any of its properties or assets are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Target pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Target is a party or by which any of its properties or assets is bound or affected.

          (b) The execution and delivery of this Agreement and each of the other agreements contemplated hereby by the Target does not and will not require any consent, approval, authorization or permit of, or filing with or notification to, any party (including any governmental agency or authority), except (i) as required under the Securities Exchange Act of 1934, as amended ("Exchange Act"), the Securities Act and the blue sky laws of applicable states, and (ii) the filing and recordation of appropriate merger documents as required by the laws of the State of Colorado.

     2.4 Reports and Financial Statements

          (a) The Target has provided the Parent with the following financial statements (collectively, "Target Financial Statements"): an unaudited statement of income for the period of July 10, 2003 (the date of Target's inception) through August 31, 2003 and a balance sheet as of August 31, 2003 ("Target's August 31, 2003 Balance Sheet").

          (b) The Target Financial Statements (i) comply as to form in all material respects with applicable accounting requirements, (ii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto and subject to normal recurring year-end adjustments), (iii) fairly present the financial condition, results of operations and cash flows of the Target and as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent in all material respects with the books and records of the Target.

          (c) The Target does not have any debts, liabilities, commitments or obligations (including, without limitation, any unasserted claims for which there are circumstances known to or which should reasonably be known to exist by the Target) that could serve as a basis therefor, whether absolute or contingent, liquidated or unliquidated, matured or unmatured, or due or to become due or otherwise, except for liabilities and obligations (a) reflected as liabilities on Target's August 31, 2003 Balance Sheet, or (b) that have arisen since August 31, 2003 in the ordinary course of business of the Target, consistent with prior practice.

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     2.5 Absence of Certain  Changes.  Except (i) as set forth on Schedule  2.5,
(ii) with respect to the costs and expenses of the Merger and (iii) with respect to the Test Wells Procedure contemplated by Section 6.5, since August 31, 2003, there has not been:

          (a) any change in the financial condition, working capital, earnings, reserves, properties, assets, liabilities, business or operations of the Target, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or is reasonably expected to have, singly or in the aggregate, a Target Material Adverse Effect;

          (b) any material contingent liability incurred by the Target as guarantor or otherwise with respect to the obligations of others;

          (c) any mortgage, encumbrance or lien placed on any of the properties of the Target which remains in existence on the date hereof ;

          (d) any material obligation or material liability incurred by the Target, other than obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

          (e) any material purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any material properties or assets of the Target, or any equity interests in or securities of the Target;

          (f) any damage, destruction or loss, whether or not covered by insurance, that has had or is reasonably expected to have, singly or in the aggregate, a Target Material Adverse Affect;

          (g) any change with respect to the management personnel of the Target that has had or is reasonably expected to have, singly or in the aggregate, a Target Material Adverse Effect;

          (h) any payment or discharge of a material lien, claim, obligation or liability of the Target;

          (i) any obligation or liability incurred by the Target to any of its employees, officers, directors or shareholders or any loans or advances made by the Target to any of their respective officers, directors or shareholders except normal compensation, benefits and expense allowances payable in the ordinary course of business consistent with past practice;

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

          (j) any disposal or lapse of any rights to use any Target Intellectual Property (as defined), or disposal of or disclosure by the Target to any person other than the Parent or employees of the Target of the Target Intellectual Property not theretofor a matter of public knowledge other than pursuant to valid confidentiality agreements;

          (k) any change in any method of accounting or accounting practice;

          (l) any issuance, sale, delivery or agreement or commitment to issue, sell or deliver any securities of the Target;

          (m) any split, combination, reclassification or declaration of a dividend on any shares of Target Stock; or

          (n) any agreement or commitment, whether in writing or otherwise, to take any action described in this Section 2.5.

     2.6 Payment of Taxes.

          (a) The Target has duly and timely filed all return, declaration, report, claim for refund or credit or information return or statement ("Tax Returns") relating to all United States federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible property, recording, occupancy, sales, use, transfer, registration, value added minimum, estimated or other tax of any kind whatsoever, including any interest, additions to tax, penalties, fees deficiencies, assessments, additions or other charges of any nature with respect thereto, whether disputed or not ("Taxes") required to be filed by such entity. All Taxes that the Target is or was required by law to withhold or collect have been duly withheld or colleted and, to the extent required, have been paid to the proper governmental entity. All of the Tax Returns were complete and correct in all material respects.

          (b) The Target has not received notice of any intention on the part of any government authority to examine any of the Tax Returns. No deficiencies have been asserted or assessments made against the Target, nor is the Internal Revenue Service nor any other taxing authority now asserting or, to the knowledge of the Target, threatening to assert against the Target any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. The Target has not extended the time for the filing of any Tax Return or the assessment of deficiencies or waived any statute of limitations for any year, which extension or waiver is still in effect.

          (c) There are no adjustments under Section 481 of the Code (or any similar adjustments under any provisions of the Code or any corresponding foreign, state or local Tax laws) that are required (or will be required as a result of the transactions contemplated by this Agreement) to be taken into account by the Target in any period ending after the Closing Date by reason of a change in method of accounting in any taxable period ending on or before the Closing Date.

     2.7 Title to Properties; Liens; Condition of Properties.

          (a) Schedule 2.7(a) sets forth the personal properties and assets owned or leased by the Target as of August 31, 2003. The personal properties and assets of the Target are all in good operating condition and repair (ordinary wear and tear excepted).

          (b) The Target does not own, directly or indirectly, any real property.

          (c) Schedule 2.7(c) sets forth a list of all material leases, subleases, rental agreements, contracts of sale, tenancies or licenses (collectively, the "Target Leases") related to any of the real or personal property currently used by the Target in its operations.

          (d) All of the Target Leases are valid, binding and enforceable in accordance with their terms against the parties thereto, and each such Target Lease is subsisting and no material default exists under any thereof. The Target has not received any notice that any party to any such Target Lease intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or any right thereunder.

          (e) Except as set forth on Schedule 2.7(e), none of the material personal property owned by the Target is subject to any material mortgage, pledge, deed of trust, Lien (other than for taxes not yet due and payable and statutory liens of landlords and liens of carriers, warehousemen, mechanics and materialmen, and liens imposed by law created in the ordinary course of business for amounts not yet due (collectively, the "Permitted Liens")), conditional sale agreement, security title, encumbrance, or other adverse claim or interest of any kind.

     2.8 Intellectual Property Rights.

          (a) Schedule 2.8(a) sets forth a list of all material (i) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans and general intangibles of like nature, together with the goodwill, registrations and applications relating to the foregoing, and any material unregistered trademarks or service marks, (ii) patents (including U.S. Patent No. 6442489B1 ("Main Target Patent")), patent applications and any continuations, divisionals, continuations-in-part, renewals, reissues for any of the foregoing, (iii) copyrights (including registrations and applications for any of the foregoing and material common law or unregistered copyrights), (iv) computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code or object code form, databases and compilations, including any and all data and collections of data, all documentation, including user manuals and training materials, related to any of the foregoing and the content and information contained on any web site, (v) confidential information, technology, know-how, inventions, processes, formulae, algorithms, models and methodologies owned by or registered in the name of the Target or any of its affiliates or in which the Target has any rights as licensee or otherwise (collectively, the "Target Intellectual Property").

          (b) No interest in any of the Target Intellectual Property has been assigned, transferred or licensed to any third party, and to the knowledge of the Target, there is no infringement or asserted infringement by the Target with respect to any intellectual property rights of another the effect of which would reasonably be expected to have, singly or in the aggregate, a Target Material Adverse Effect.

          (c) No claim is pending or under consideration by the Target against others to the effect that the present or past operations of such other parties infringe upon or conflict with the rights of the Target, and, to the knowledge of the Target, no reasonable grounds for such action exist. To the knowledge of the Target, there are no pending or threatened cancellations or revocations of any agreement granting to the Target rights with respect to any intellectual property.

     2.9 Contracts and Commitments.

          (a)  Schedule  2.9(a) sets forth a complete  and  correct  list of all agreements of the following types to which the Target is a party (collectively, the "Target Material Contracts"): (i) agreements that would be required to be filed as exhibits to any filings or reports (collectively, the "Required Reports") made by the Parent under the Securities Act or Exchange Act following the Merger; (ii) agreements for the purchase, sale or distribution of products, materials, commodities, supplies or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration payable by any party in excess of $10,000 in any one year; (iii) loan agreements, indentures, letters of credit, mortgages, notes and other debt instruments; (iv) agreements containing any "change of control" provisions; (v) agreements, arrangements or understandings with any shareholder, employee, director or officer of the Target or with any affiliate of any thereof; (vi) agreements prohibiting the Target from engaging or competing in any line of business or limiting such competition; (vii) joint venture, partnership and similar agreements;
     (viii) acquisition or divestiture agreements relating to the (A) sale or purchase of assets or stock of the Target (other than sales of inventory in the ordinary course of business) or (B) the purchase of assets or stock of any other person (other than the purchase of inventory, supplies or equipment in the ordinary course of business); (ix) brokerage, finder's or financial advisory agreements; (x) guarantees of indebtedness for borrowed money of any person; (xi) reseller, agent and dealer agreements; (xii) licensing and rights arrangements for any Target Intellectual Property; and
     (xiii) agreements that, individually or together with one or more related agreements, are material to the assets, financial condition, business, prospects or operations of the Target.

          (b) All of the Target Material Contracts are valid and binding agreements of the Target, enforceable in accordance with their terms, and there is no default by the Target or, to the knowledge of the Target, any other party under any such Target Material Contract. None of the other parties to the Target Material Contracts has notified the Target of any intention to terminate a Target Material Contract.

          (c) True and complete copies of all Target Material Contracts have been delivered to the Parent or made available for inspection.


     2.10 Labor and Employee Relations. Except as set forth on Schedule 2.10, there are, and have been, no bonus, stock option, incentive or other compensation plans, arrangements, agreements or programs between the Target and any of its employees, including but not limited to any thereof relating to severance, and there are no employment, severance, change in control or other agreements or arrangements between the Target and any of its employees. None of the employees of the Target is covered by any collective bargaining agreement with any trade or labor union, employees' association or similar association.

     2.11 Employee Benefits and ERISA. The Target does not maintain or contribute to, and has not maintained or contributed to or is or was a party to a participating employer in, or a sponsor or contributor to any "employee pension benefit plan," as defined in Section 3(2) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, "Employee Benefit Plans"). The Target is not a party to any multiemployer plan as defined in Section 3(37) of ERISA. There are no "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) ("Employee Welfare Plans") maintained by the Target or to which the Target contributes or is required to contribute.

     2.12 Licenses, Permits, Etc. Except as set forth on Schedule 2.12, the Target and its officers, directors and employees possess all applicable permits, registrations, orders, authorizations, approvals and franchises (collectively, the "Permits"), which are necessary to conduct its business as presently operated or planned. True, complete and correct copies of such Permits have previously been delivered to the Parent. All such Permits are in full force and effect and the Target and its officers, directors and employees have complied in all material respects with all terms of such Permits. None of the Target, its officers, directors and employees is in default in any material respect under any Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute such a default thereunder.

     2.13 Litigation. There are no claims, actions, suits, arbitrations, proceedings or investigations (collectively, the "Proceedings") pending (or, to the knowledge of the Target, threatened or reasonably likely to be asserted against the Target) at law or in equity before any government authority. Neither the Target nor any of its property is subject to any order, judgment, injunction or decree.

     2.14 Insurance Policies; Claims. Schedule 2.14 sets forth all insurance policies and bonds maintained by or on behalf of the Target. Except as disclosed in Schedule 2.14, the insurance policies and bonds set forth in Schedule 2.14 are provided by reputable insurers or issuers, and provide adequate coverage for all normal risks incident to the businesses of the Target and its assets. No claims have been made against the Target as a result of allegedly defective products or any alleged libelous, slanderous or defamatory statements or activities and the Target does not know of any basis for the assertion of any such claim. No insurance policy issued to or on behalf of the Target has ever been canceled by the policy issuer. No issuer of any policy covering the Target or any of its assets, operations or employees has refused to review a claim since the Target's inception.

     2.15 Records. The books of account, minute books, stock certificate books and stock transfer ledgers of the Target are complete and correct in all material respects, and there have been no material transactions involving the Target of the type typically recorded in such records that have not been recorded.

     2.16 No Illegal or Improper Transactions. Neither the Target nor, to the best knowledge of the Target, any of its officers, directors, employees, agents or affiliates have offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of (i) illegally or improperly facilitating the purchase or sale of any product or service, or (ii) avoiding the imposition of any fine or penalty, in any manner which is in violation of any applicable ordinance, regulation or law.

     2.17 Related Transactions. Except as disclosed in Schedule 2.17, and for compensation and related arrangements with employees for services rendered consistent with past practices, no current or former director, officer, employee or shareholder of the Target, or any immediate family member of any of the foregoing, is presently, or since the formation of the Target, has been, (a) a party to any transaction with the Target (including, but not limited to, any contract, agreement or other arrangements providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee or shareholder or affiliated entities), or (b) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present competitor, supplier or customer of the Target, nor does any such person receive income from any source other than the Target which relates to the business of, or should properly accrue to, the Target. All related party transactions have been at arms length and all revenues and expenses of the Target that have been collected or paid by any affiliated entities are properly reported in the Target Financial Statements.

     2.18 Environmental, Health and Safety Matters.

          (a) The Target is in compliance with all applicable Environmental, Health and Safety Requirements.

          (b) The Target has not received any written notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the Target, its services or its property arising under Environmental, Health, and Safety Requirements.

          (c) "Environmental, Health, and Safety Requirements" means all federal, state, local and foreign statutes, regulations, and ordinances concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

     2.19 Material Customers and Suppliers. The Target has no material customers or suppliers.

     2.20 Transaction Fee. Except with respect to the Fee as provided in Section
5.8 of this Agreement, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Target.

     2.21 Disclosure. No representation or warranty by the Target contained in this Agreement or any Schedule or Exhibit hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. Any furnishing of information to the Parent or the Merger Sub pursuant to, or otherwise in connection with, this Agreement, including without limitation, any information contained in any document, contract, book or record of the Target to which the Parent shall have access or any information obtained by, or made available to, the Parent as a result of any investigation made by or on behalf of the Parent prior to or after the date of this Agreement, shall not affect the Parent's right to rely on any representation, warranty, covenant or agreement made or deemed made by Target in this Agreement and shall not be deemed a waiver thereof.

     2.22 Information Statement. The information supplied or to be supplied by or on behalf of the Target, its directors, officers and shareholders for inclusion or incorporation by reference in the Information Statement (as defined) to be filed by the Parent pursuant to Section 14(f) of the Exchange Act will not, at the date mailed to the Parent's shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement, insofar as it relates to the Target and its directors, officers and shareholders will comply as to form in all material respects with the applicable provisions of the Exchange Act and rules and regulations thereunder.

     2.23 Investment Company Act Representation. The Target either (i) is not an "investment company," or a company "controlled" by, or an "affiliated company" with respect to, an "investment company," within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, the Target is not required to be registered under the Investment Company Act.

     2.24 Tax Matters. Neither the Target, nor to the knowledge of Target, any of Target's affiliates has taken or agreed to take any action, nor is the Target aware of any agreement, plan or other circumstances, that would prevent the Merger from constituting a transaction qualifying as a reorganization under
Section 368(a) of the Code.

     2.25 Target Accrued Liabilities. Target's accrued liabilities, including those arising under any Target Material Contract or any activities engaged in by Target after the date hereof, including with respect to the Test Wells Procedure (the "Target Accrued Liabilities"), shall not exceed, as of the Closing Date, $100,000.

     2.26 Private Placement of Stock. On the date hereof, Target shall have consummated a private placement of its common stock, raising gross proceeds of $320,000 and obligating the investors therein to invest (the "Second Tranche Investment") an additional $180,000 upon finding commercial quantities of oil and gas in at least one of the first two test wells as provided in Section 6.5 and the schedule thereto. The private placement was conducted in compliance with relevant exemptions under the Securities Act.


                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES

     Each of the Parent Parties represents and warrants to the Target as follows:


     3.1 Organization.

          (a) Each of the Parent Parties is a corporation duly organized, validly existing and in good standing under the law of the state of its incorporation. Each of the Parent Parties is qualified to do business in each state where the nature of the business it conducts or the properties it owns, leases or operates requires it to so qualify, except where the failure to so qualify would not be reasonably expected to have, singly or in the aggregate, a material adverse effect on the on the business, assets, prospects, financial condition or results of operations of the Parent or materially impair the Parent's or the Merger Sub's ability to consummate the transactions contemplated by this Agreement (a "Parent Material Adverse Effect"). Each of the Parent Parties has all requisite corporate power to own, lease and operate its properties and to carry on its business.

          (b) Neither of the Parent Parties has any direct or indirect subsidiaries (other than the Merger Sub itself). Neither of the Parent parties has, directly or indirectly, any power to vote or direct the voting of sufficient securities to elect all of the directors or managers of any corporation, limited liability company, partnership, trust or any other entity (except with respect to the Merger Sub itself).


          (c) The complete capitalization of the Parent is set forth on Schedule 3.1(c). No shares of Parent Stock are held in the treasury of the Parent. All shares of outstanding Parent Stock were duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights. Except as set forth on Schedule 3.1(c), there are no (i) outstanding or authorized subscriptions, warrants, options or other rights granted by the Parent or binding upon the Parent to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the capital stock of the Parent or which obligate or may obligate the Parent to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock, (ii) other securities of the Parent directly or indirectly convertible into or exchangeable for shares of Parent Stock, (iii) restrictions on the transfer of the Parent Stock (other than restrictions under the Securities Act and state securities laws), (iv) registration rights with respect to the Parent Stock, or (v) stock appreciation, phantom stock or similar rights with respect to the Parent or its securities. The Merger Sub has 100 shares of common stock authorized, all of which are owned by the Parent free of any Liens.

     3.2 Authorization of Transaction.

          (a) Each of the Parent Parties has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and will have all requisite power and authority to execute and deliver the other agreements contemplated hereby and to perform its obligations thereunder at the time such agreements are executed. The execution and delivery of this Agreement and the performance by each of the Parent Parties of the transactions contemplated hereby have been duly and validly authorized by all necessary action and the execution and delivery of the other agreements contemplated hereby and the performance by each of the Parent Parties of the transactions contemplated thereby will have been duly and validly authorized by all necessary action at the time such agreements are executed. This Agreement has been, and the other agreements contemplated hereby will be, at the time of their execution, duly and validly executed and delivered by each of the Parent Parties, and this Agreement constitutes, and the other agreements contemplated hereby will constitute, the valid and binding obligations of each of the Parent Parties, enforceable against each of the Parent Parties in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (b) The board of directors of each of the Parent Parties (i) has unanimously adopted the plan of merger set forth in this Agreement and approved this Agreement and the other transactions contemplated by this Agreement (including the issuance of the Transaction Shares in connection with the Merger) and (ii) has declared that the Merger and this Agreement and the other transactions contemplated by this Agreement are advisable, and in the case of Merger Sub, recommended that the sole shareholder of Merger Sub adopt this Agreement. At the Closing Date, this Agreement shall have been adopted by the written consent of the Parent as the sole shareholder of Merger Sub.

     3.3 No Conflict; Required Filings and Consents.

          (a) Subject to the filing of the Articles of Merger as required by the BCA, the execution and delivery of this Agreement and each of the other agreements contemplated hereby by each of the Parent Parties and the performance by each of the Parent Parties of their obligations hereunder and thereunder will not (i) conflict with or violate the certificate or articles of incorporation or by-laws of either of the Parent Parties, (ii) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to either of the Parent Parties or by which any of their respective properties or assets are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of either of the Parent Parties pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which either of the Parent Parties is a party or by which any of their respective properties or assets is bound or affected.

          (b) The execution and delivery of this Agreement and each of the other agreements contemplated hereby by each of the Parent Parties does not require any consent, approval, authorization or permit of, or filing with or notification to, any party (including any governmental agency or authority), except (i) as required under the Exchange Act, the Securities Act and the blue sky laws of applicable states, and (ii) the filing and recordation of appropriate merger documents as required by the laws of the State of Colorado.

     3.4 Securities and Exchange Commission Reports.

          (a) The Parent has filed all forms, reports, statements and other documents required to be filed under the Securities Act and the Exchange Act and has heretofore made available to the Target, in the same form filed with the with the Securities and Exchange Commission ("Commission"), together with any amendments thereto, copies of its (i) Annual Report on Form 10-K for the year ended August 31, 2002 and (ii) its Quarterly Reports on Form 10-Q for the three and nine month periods ended May 31, 2003 (collectively, the "Parent Reports"). As of their respective filing dates, the Parent Reports complied as to form in all material respects with the requirements of the Securities Act and Exchange Act and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

          (b) The audited financial statements of the Parent for the year ended August 31, 2002 are contained in the Annual Report on Form 10-K for the year ended August 31, 2002 and the unaudited financial statements of the Parent for the nine months ended May 31, 2003 are contained in the Quarterly Report on Form 10-Q for the nine month period ended May 31, 2003. The Parent also has provided the Target with the Parent's unaudited balance sheet as of August 31, 2003 ("Parent's August 31, 2003 Balance Sheet"). The financial statements contained in the aforementioned 10-K and 10-Q and the Parent's August 31, 2003 Balance Sheet are referred to herein collectively as the "Parent Financial Statements." The Parent Financial Statements (other than with respect to the Parent's August 31, 2003 Balance Sheet), including all related notes and schedules thereto, fairly present in all material respects the consolidated financial position of the Parent as at the respective dates thereof and the results of operations and cash flows of the Parent for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be noted therein) and subject, in the case of interim financial statements, to normal year-end adjustments. The Parent's August 31, 2003 Balance Sheet fairly presents in all the material respects the consolidated financial position of the Parent as of the date therein, subject to normal year-end adjustments.

          (c) Neither of the Parent Parties has any debts, liabilities, commitments or obligations (including, without limitation, any unasserted claims for which there are circumstances known to or which should reasonably be known to exist by the Parent) that could serve as a basis therefor, whether absolute or contingent, liquidated or unliquidated, matured or unmatured, or due or to become due or otherwise, except for liabilities and obligations (a) reflected as liabilities on Parent's August 31, 2003 Balance Sheet, or (b) that have arisen since August 31, 2003 in the ordinary course of business of the Parent Parties, consistent with prior practice.

          3.5 Absence of Certain Changes. Except (i) as set forth on Schedule 3.5, (ii) as described in the Parent Reports or the Parent's August 31, 2003 Balance Sheet, and (iii) with respect to the costs and expenses of the Merger, since August 31, 2002, there has not been:

               (a) any change in the financial condition, working capital, earnings, reserves, properties, assets, liabilities, business or operations of either of the Parent Parties, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or is reasonably expected to have, singly or in the aggregate, a Parent Material Adverse Effect;

               (b) any material  contingent  liability incurred by either of the
          Parent   Parties  as  guarantor  or  otherwise  with  respect  to  the obligations of others;

               (c) any mortgage, encumbrance or lien placed on any of the properties of either of the Parent Parties which remains in existence on the date hereof ;

               (d) any material obligation or material liability incurred by either of the Parent Parties, other than obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

               (e) any material purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any material properties or assets of either of the Parent Parties, or any equity interests in or securities of either of the Parent Parties;

               (f) any damage, destruction or loss, whether or not covered by insurance, that has had or is reasonably expected to have, singly or in the aggregate, a Parent Material Adverse Affect;

               (g) any change with respect to the management personnel of either of the Parent Parties that has had or is reasonably expected to have, singly or in the aggregate, a Parent Material Adverse Effect;

               (h)  any  payment  or  discharge  of  a  material  lien,   claim,
          obligation or liability of either of the Parent Parties;

               (i) any obligation or liability incurred by either of the Parent Parties to any of its employees, officers, directors or shareholders or any loans or advances made by either of the Parent Parties to any of their respective officers, directors or shareholders except normal compensation, benefits and expense allowances payable in the ordinary course of business consistent with past practice;

               (j) any  disposal  or  lapse  of any  rights  to use  any  Parent
          Intellectual Property (as defined), or disposal of or disclosure by either of the Parent Parties to any person other than the Target or employees of the Parent Parties of the Parent Intellectual Property not theretofor a matter of public knowledge other than pursuant to valid confidentiality agreements;

               (k) any change in any method of accounting or accounting practice;

               (l) any issuance, sale, delivery or agreement or commitment to issue, sell or deliver any securities of either of the Parent Parties by such parties;

               (m) any split, combination, reclassification or declaration of a dividend on any shares of Parent Stock; or

               (n) any agreement or commitment, whether in writing or otherwise, to take any action described in this Section 3.5.

     3.6 Payment of Taxes.

          (a) Each of the Parent Parties has duly and timely filed all Tax Returns relating to all Taxes required to be filed by such entity. All Taxes that the Parent Parties are required by law to withhold or collect have been duly withheld or colleted and, to the extent required, have been paid to the proper governmental entity. All of the Tax Returns were complete and correct in all material respects.

          (b) Neither of the Parent Parties has received notice of any intention on the part of any government authority to examine any of the Tax Returns. No deficiencies have been asserted or assessments made against either of the Parent Parties, nor is the Internal Revenue Service nor any other taxing authority now asserting or, to the knowledge of the Parent, threatening to assert against either of the Parent Parties of any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Neither the Parent nor, to Parent's knowledge, any affiliated, consolidated, combined or unitary group of which Parent is now or ever was a member, has extended the time for the filing of any Tax Return or the assessment of deficiencies or waived any statute of limitations for any year, which extension or waiver is still in effect. All of the Tax Returns were complete and correct in all material respects.

          (c) There are no adjustments under Section 481 of the Code (or any similar adjustments under any provisions of the Code or any corresponding foreign, state or local Tax laws) that are required (or will be required as a result of the transactions contemplated by this Agreement) to be taken into account by the Parent Parties in any period ending after the Closing Date by reason of a change in method of accounting in any taxable period ending on or before the Closing Date.

     3.7 Title to Properties; Liens; Condition of Properties.


          (a) Schedule 3.7(a) sets forth the personal properties and assets owned or leased by the Parent Parties as of August 31, 2003. The personal properties and assets of each of the Parent Parties are all in good operating condition and repair (ordinary wear and tear excepted).

          (b) Neither of the Parent Parties owns, directly or indirectly, any real property.

          (c) Schedule 3.7(c) sets forth a list of all material leases, subleases, rental agreements, contracts of sale, tenancies or licenses (collectively, the "Parent Leases") related to any of the real or personal property currently used by either of the Parent Parties in its operations.

          (d) All of the Parent Leases are valid, binding and enforceable in accordance with their terms against the parties thereto, and each such Parent Lease is subsisting and no material default exists under any thereof. Neither of the Parent Parties has received any notice that any party to any such Parent Lease intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or any right thereunder.

          (e) Except as set forth on Schedule 3.7(e), none of the material personal property owned by either of the Parent Parties is subject to any material mortgage, pledge, deed of trust, Lien (other than Permitted Liens), conditional sale agreement, security title, encumbrance, or other adverse claim or interest of any kind.

     3.8 Intellectual Property Rights.

          (a) Schedule 3.8(a) sets forth a list of all material (i) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans and general intangibles of like nature, together with the goodwill, registrations and applications relating to the foregoing, and any material unregistered trademarks or service marks, (ii) patents, patent applications and any continuations, divisionals, continuations-in-part, renewals, reissues for any of the foregoing, (iii) copyrights (including registrations and applications for any of the foregoing and material common law or unregistered copyrights), (iv) computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code or object code form, databases and compilations, including any and all data and collections of data, all documentation, including user manuals and training materials, related to any of the foregoing and the content and information contained on any web site, (v) confidential information, technology, know-how, inventions, processes, formulae, algorithms, models and methodologies owned by or registered in the name of either of the Parent Parties or any of their respective affiliates or in which either of the Parent Parties has any rights as licensee or otherwise (collectively, the "Parent Intellectual Property").

          (b) No interest in any of the Parent Intellectual Property has been assigned, transferred or licensed to any third party, and to the knowledge of the Parent, there is no infringement or asserted infringement by either of the Parent Parties with respect to any intellectual property rights of another the effect of which would reasonably be expected to have, singly or in the aggregate, a Parent Material Adverse Effect.

          (c) No claim is pending or under consideration by either of the Parent Parties against others to the effect that the present or past operations of such other parties infringe upon or conflict with the rights of either of the Parent Parties, and, to the knowledge of the Parent, no reasonable grounds for such action exist. To the knowledge of the Parent, there are no pending or threatened cancellations or revocations of any agreement granting to either of the Parent Parties rights with respect to any intellectual property.

     3.9 Contracts and Commitments.

          (a) Schedule 3.9(a) sets forth a complete and correct list of all agreements of the following types to which either of the Parent Parties is a party (collectively, the "Parent Material Contracts"): (i) agreements that would be required to be filed as exhibits to Required Reports; (ii) agreements for the purchase, sale or distribution of products, materials, commodities, supplies or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration payable by any party in excess of $10,000 in any one year; (iii) loan agreements, indentures, letters of credit, mortgages, notes and other debt instruments; (iv) agreements containing any "change of control" provisions; (v) agreements, arrangements or understandings with any shareholder, employee, director or officer either of the Parent Parties or with any affiliate of any thereof; (vi) agreements prohibiting either of the Parent Parties from engaging or competing in any line of business or limiting such competition; (vii) joint venture, partnership and similar agreements; (viii) acquisition or divestiture agreements relating to the (A) sale or purchase of assets or stock either of the Parent Parties (other than sales of inventory in the ordinary course of business) or (B) the purchase of assets or stock of any other person (other than the purchase of inventory, supplies or equipment in the ordinary course of business); (ix) brokerage, finder's or financial advisory agreements; (x) guarantees of indebtedness for borrowed money of any person; (xi) reseller, agent and dealer agreements; (xii) licensing and rights arrangements for any Parent Intellectual Property; and (xiii) agreements that, individually or together with one or more related agreements, are material to the assets, financial condition, business, prospects or operations either of the Parent Parties.

          (b) All of the Parent Material Contracts are valid and binding agreements of the Parent, enforceable in accordance with their terms, and there is no default by either of the Parent Parties or, to the knowledge of the Parent, any other party under any such Parent Material Contract except as set forth on Schedule 3.9(b). None of the other parties to the Parent Material Contracts has notified either of the Parent Parties of any intention to terminate a Parent Material Contract.

          (c) True and complete copies of all Parent Material Contracts have been delivered to the Target or made available for inspection.

     3.10 Labor and Employee Relations. Except as set forth on Schedule 3.10, there are, and have been, no bonus, stock option, incentive or other compensation plans, arrangements, agreements or programs between either of the Parent Parties and any of their respective employees, including but not limited to any thereof relating to severance, and there are no employment, severance, change in control or other agreements or arrangements between either of the Parent Parties and any of their respective employees. None of the employees of either of the Parent Parties is covered by any collective bargaining agreement with any trade or labor union, employees' association or similar association.


     3.11 Employee Benefits and ERISA. Neither of the Parent Parties maintains or contributes to, and has not maintained or contributed to or is or was a party to a participating employer in, or a sponsor or contributor to any Employee Benefit Plans. Neither of the Parent Parties is a party to any multiemployer plan as defined in Section 3(37) of ERISA. There are no Employee Welfare Plans maintained by either of the Parent Parties or to which either of the Parent Parties contributes or is required to contribute.

     3.12 Licenses, Permits, Etc. Except as set forth on Schedule 3.12, each of the Parent Parties and their respective officers, directors and employees possess all applicable Permits, which are necessary to conduct its business as presently operated or planned. True, complete and correct copies of such Permits have previously been delivered to the Target. All such Permits are in full force and effect and each of the Parent Parties and their respective officers, directors and employees have complied in all material respects with all terms of such Permits. Neither of the Parent Parties or their respective officers, directors and employees is in default in any material respect under any Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute such a default thereunder.

     3.13 Litigation. There are no Proceedings pending (or, to the knowledge of the Parent, threatened or reasonably likely to be asserted against either of the Parent Parties) at law or in equity before any government authority. Neither of the Parent Parties nor any of their respective property is subject to any order, judgment, injunction or decree.

     3.14 Insurance Policies; Claims. Schedule 3.14 sets forth all insurance policies and bonds maintained by or on behalf of either of the Parent Parties. Except as disclosed in Schedule 3.14, the insurance policies and bonds set forth in Schedule 3.14 are provided by reputable insurers or issuers, and provide adequate coverage for all normal risks incident to the businesses of each of the Parent Parties and their respective assets. No claims have been made against either of the Parent Parties as a result of allegedly defective products or any alleged libelous, slanderous or defamatory statements or activities and their Parent does not know of any basis for the assertion of any such claim. No insurance policy issued to or on behalf either of the Parent Parties has ever been canceled by the policy issuer. No issuer of any policy covering either of the Parent Parties or any of their respective assets, operations or employees has refused to review a claim since the Parent's inception.

     3.15 Records. The books of account, minute books, stock certificate books and stock transfer ledgers of each of the Parent Parties are complete and correct in all material respects, and there have been no material transactions involving each of the Parent Parties of the type typically recorded in such records that have not been recorded.


     3.16 No Illegal or Improper Transactions. Neither of the Parent Parties nor, to the best knowledge of the Parent, any of their respective officers, directors, employees, agents or affiliates have offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of
(i) illegally or improperly facilitating the purchase or sale of any product or service, or (ii) avoiding the imposition of any fine or penalty, in any manner which is in violation of any applicable ordinance, regulation or law.

     3.17 Related Transactions. Except as disclosed in the Parent Reports, and for compensation and related arrangements with employees for services rendered consistent with past practices, no current or former director, officer, employee or shareholder of either of the Parent Parties, or any immediate family member of any of the foregoing, is presently, or since the formation of the Parent, has been, (a) a party to any transaction with either of the Parent Parties (including, but not limited to, any contract, agreement or other arrangements providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee or shareholder or affiliated entities), or (b) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present competitor, supplier or customer of either of the Parent Parties, nor does any such person receive income from any source other than the Parent which relates to the business of, or should properly accrue to, either of the Parent Parties. All related party transactions have been at arms length and all revenues and expenses of the Parent that have been collected or paid by any affiliated entities are properly reported in the Parent Financial Statements.

     3.18 Environmental, Health and Safety Matters.

          (a) Each of the Parent Parties is in compliance with all applicable Environmental, Health and Safety Requirements.

          (b) Neither of the Parent Parties has received any written notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to either of the Parent Parties, their respective services or their respective property arising under Environmental, Health, and Safety Requirements.

     3.19 Material Customers and Suppliers. The Parent has no material customers or suppliers.

     3.20 Transaction Fee. Except with respect to the Fee as provided in Section
5.8 of this Agreement, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent Parties.

     3.21 Disclosure. No representation or warranty by either of the Parent Parties contained in this Agreement or any Schedule or Exhibit hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. Any furnishing of information to the Target pursuant to, or otherwise in connection with, this Agreement, including without limitation, any information contained in any document, contract, book or record of either of the Parent Parties to which the Target shall have access or any information obtained by, or made available to, the Target as a result of any investigation made by or on behalf of the Target prior to or after the date of this Agreement, shall not affect the Target's right to rely on any representation, warranty, covenant or agreement made or deemed made by either of the Parent Parties in this Agreement and shall not be deemed a waiver thereof.

     3.22 Information Statement. The information supplied or to be supplied by or on behalf of either of the Parent Parties and their respective directors, officers and shareholders for inclusion or incorporation by reference in the Information Statement will not, at the date mailed to the Parent stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement, insofar as it relates to either of the Parent Parties, will comply as to form in all material respects with the applicable provisions of the Exchange Act and rules and regulations thereunder.

     3.23 Parent Stock. The Transaction Shares to be issued to the Target Shareholders pursuant to this Agreement will, when issued as provided in this Agreement, be validly issued, fully paid and non-assessable and will not be subject to pre-emptive rights.


     3.24 Likelihood of Fairness Opinion. The Parent has been advised by Dresner Securities, Inc. ("Dresner") that, based on the information provided to Dresner by the Target with respect to the proposed operations of the Target, the Target Intellectual Property and other material assets of the Target, and assuming that the Test Wells Procedure results in positive results as described in Section 8.3(l), as of the date hereof, Dresner believes it likely that it will be able to deliver to the parties a Fairness Opinion as contemplated by Section 8.3(e).


     3.25 Investment Company Act Representation. The Parent either (i) is not an "investment company," or a company "controlled" by, or an "affiliated company" with respect to, an "investment company," within the meaning of the Investment Company Act, or (ii) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, the Parent is not required to be registered under the Investment Company Act.

     3.26 Tax Matters. Neither the Parent nor Merger Sub, nor to the knowledge of Parent, any of Parent's affiliates has taken or agreed to take any action, nor is the Parent aware of any agreement, plan or other circumstances, that would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

     3.27 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in and will not engage in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.


                                   ARTICLE IV

                     NATURE AND SURVIVAL OF REPRESENTATIONS
                          AND WARRANTIES OF THE PARTIES

     4.1 Survival. Each statement, representation, warranty, covenant and agreement made or deemed made by any Party to another under this Agreement shall remain in effect continuously to and following the Closing, and shall terminate at such time as the obligation to indemnify for breaches of such statement, representation, warranty, covenant or agreement under Article IX, terminates.
Notwithstanding the above, there shall be no duty to update such statements, representations or warranties after the Closing.

     4.2 Nonwaiver of Rights. The representations, warranties, covenants and agreements made or deemed made by any Party to another shall not be affected or deemed waived by reason of the fact that another Party or its representatives knew or should have known that any such representations, warranties, covenants or agreements is or might be inaccurate in any respect. Any furnishing of information by any Party to another pursuant to, or otherwise in connection with, this Agreement, including, without limitation, any information contained in any document, contract, book or record of the delivering Party to which another Party shall have access or any information obtained by, or made available to, any Party as a result of any investigation made by or on behalf of such Party prior to or after the date of this Agreement, shall not affect such Party's right to rely on any representation, warranty, covenant or agreement made or deemed made by another Party in this Agreement and shall not be deemed a waiver thereof. Notwithstanding the foregoing, in the event a Party learns prior to Closing that a representation, warranty, schedule or covenant of the other Party is materially inaccurate, that Party shall have the obligation to notify the other Party of such inaccuracy.

                                   ARTICLE V

                         JOINT COVENANTS OF THE PARTIES

     5.1 Further Action. Each of the Parties shall execute all documents and other instruments and take all further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Upon the terms and subject to the conditions hereof, each of the Parties shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

     5.2 Fulfillment of Conditions. The Parties shall use their commercially reasonable efforts to fulfill, or cause to be fulfilled, the conditions specified in Article VIII to the extent that the fulfillment of such conditions is within their control. The foregoing obligation includes taking or refraining from such actions as may be necessary to fulfill such conditions (including causing each Party to conduct its businesses in such manner that on the Closing Date the representations and warranties of such Party contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

     5.3 Schedules. Each Party shall have the obligation to supplement or amend the Schedules being delivered by it concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Schedules. Such obligation of the Party to amend or supplement the Schedules being delivered by it herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, except as otherwise provided herein, the representations and warranties of the Parties shall be made with reference to the Schedules as they exist at the time of execution of this Agreement.

     5.4 Access to Information; Confidentiality.


          (a) Between the date of this Agreement and the Closing Date, each Party (a "Subject Party") shall (i) permit the other Parties and their officers, attorneys, accountants and other representatives (collectively, the "Representatives") reasonable access to all of the books, records, reports and other related materials, offices and other facilities and properties of the Subject Party; (ii) permit the other Parties and their Representatives to make such inspections thereof as they may reasonably request; and (iii) furnish the other Parties and their Representatives with such financial and operating data (including without limitation the work papers of the Subject Party's accountants) and other information with respect to Subject Party as the other Parties may from time to time reasonably request.

          (b) Between the date of this Agreement and the Closing Date, Representatives of the Subject Party may meet with and interview employees of the other Parties at reasonable times during business hours as may be arranged by such Parties.

          (c) Each Subject Party shall hold and shall cause its Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all terms of this Agreement and related agreements and all documents and information concerning any of the other Parties furnished to it by any other of the other Parties or their Representatives in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known by the Subject Party, (ii) in the public domain through no fault of the Subject Party or (iii) later lawfully acquired by the Subject Party from another source, which source shall not be the agent of any of any of the other Parties or person under confidentiality obligation to any of the other Parties. Except as otherwise required by applicable law, rule or regulation, a Subject Party shall not release or disclose such information to any other person, except its auditors, actuaries, attorneys, financial advisors, bankers and other consultants and advisors who need to know same in connection with this Agreement and the consummation of the transaction contemplated hereby.

          (d) Notwithstanding the foregoing, the Parties agree that as soon as practicable following the execution of this Agreement, (i) the Parent shall prepare and generally disseminate a press release ("Initial Press Release") and (ii) the Parent shall prepare and file with the Commission a Current Report on Form 8-K disclosing the execution of this Merger Agreement and filing as exhibits thereto a copy of this Merger Agreement and the Initial Press Release ("Initial 8-K"). The Parent shall provide the Target and its counsel with drafts of the Initial Press Release and the Initial 8-K for their review and reasonable comment at least 24 hours prior to dissemination or filing of same. The Parties also agree that the Parent shall, with the cooperation of the Target, prepare and file an information statement with the Commission (and deliver same to the shareholders of the Parent) as described in Section 7.4, and the Parties shall prepare and distribute to the Target Shareholders the Disclosure Package as described in Section 5.12.

     5.5 Regulatory and Other Authorizations. The Parties will promptly make all necessary filings, if any, and use their commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Federal, state and other regulatory bodies and officials that are required for the consummation of the transactions contemplated by this Agreement and will cooperate fully with each other in connection therewith.

     5.6 Indemnification and Director and Officer Liability Insurance.

          (a) The Parent and the Target agree that all rights to indemnification for acts or omissions occurring through the Effective Time now existing in favor of the current directors and officers of the Parent as provided in the certificate of incorporation or bylaws of the Parent or in any indemnification agreements shall survive the Merger and shall continue in full force and effect in accordance with their terms.

          (b) For a period of three years after the Effective Time, the Parent shall cause to be maintained in effect its current policies of directors' and officers' liability insurance (or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred before or at the Effective Time; provided, however, that the Parent shall not be obligated to make annual premium payments for such insurance to the extent that such premiums exceed an amount equal to 150% of the annual premiums paid as of the date hereof by the Parent for such insurance and if such premiums exceed such amount the Parent shall purchase insurance policies in amounts and with coverage as reasonably can be purchased for such amount.

          (c) The Parent and the Surviving Corporation agree to be jointly and severally liable for the indemnification obligations to the Parent's current directors and officers, in all capacities in which such directors or officers served the Parent through the Effective Time, as set forth in the Parent's certificate of incorporation and bylaws or in any indemnification agreements by and between the Parent and such current directors and officers and to the extent such indemnification by the Parent is permitted under the Delaware General Corporation Law ("DGCL").

          (d) The Parent and the Surviving Corporation further agree to be jointly and severally liable for any indemnification obligation the Parent may have to directors and officers (in any capacity) of the Parent who continue to serve as directors, observers of the board of directors or officers of the Parent after the Effective Time pursuant to any indemnification agreements entered into by the Parent with such directors or employees, with respect to acts or events (in any capacity) while serving as a director, observer of the board of directors or employee of the Parent on or after the Effective Time to the extent such indemnification by the Parent is permitted under the DGCL.

          (e) In the event the Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Parent assume the obligations set forth in this Section 5.6.

          (f) The provisions of this Section 5.6 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives, who shall be third party beneficiaries hereof.

     5.7 Board Designee. At or prior to the Closing, the Parent shall have the right to designate one person (the "Minority Designee") to serve as a director ("Minority Director") on the board of directors of the Parent on and after the Closing Date as provided herein. In addition, the Parent shall identify in writing to the Target one person who shall be empowered to designate a person to succeed the initial Minority Designee as the Minority Director in the event such initial Minority Designee ceases to serve as the Minority Director. For a period of three years from the Effective Date, the Parent will use its best efforts to cause the Minority Designee to be elected to the board of directors of the Parent. Such best efforts shall include but are not limited to the immediate expansion of such board of directors by the then existing directors and the appointment by such board of directors of the Minority Designee to such board of directors and, thereafter, the recommendation of the Minority Designee as a nominee for election as a director of the Parent at each annual meeting of stockholders of the Parent during such three-year period. The Minority Director shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings, including but not limited to, food, lodging and transportation, to the extent same is afforded to any non-employee director of the Parent. The Parent agrees to give the Minority Director written notice of each such meeting and to provide the Minority Director with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the other directors. The Minority Director also shall be the Parent's Rights Monitor under Article X of this Agreement.

     5.8 Fee. The parties acknowledge and agree that, if the Merger is consummated, the Parent shall pay at the Effective Time a finders fee ("Fee") to George Faris, David Nagelberg and Ronald Heller (collectively, the `Finders") pursuant to the terms of the Finders Fee Agreement attached hereto as Exhibit D. The Fee will be paid by issuing them the following shares of Parent Stock: (i) to George Faris, shares equal to 2.5% of the Fully Diluted Parent Shares; and
(ii) to Messrs. Nagelberg and Heller, together, shares of Parent Stock equal to 2.5% of the Fully Diluted Parent Shares. Assuming no adjustment pursuant to
Section 1.7(b), the aggregate number of shares of Parent Stock to be issued as the Fee shall be 492,482. If there is an adjustment under Section 1.7(b) after the Effective Time, the Finders shall be entitled to receive the Supplemental Fee Shares in accordance with Section 1.7(b)(iii). Nothing hereunder shall entitle any Finder to receive any Additional Shares that may be issued under
Section 10.1(b).

     5.9 Maintenance of Assets; Insurance. Between the date of this Agreement and the Closing Date, each of the Parties shall maintain and service its respective assets consistent with past practice. Through the Closing Date, each Party shall maintain insurance policies providing insurance coverage for its business and assets, in the amounts and against the risks as are commercially reasonable for the businesses and risks covered.

     5.10 No Other Negotiations. Unless and until this Agreement shall have been terminated pursuant to its terms, none of the Parties, their respective directors, officers, employees and other Representatives, or any of (i) Wavetech Geophysical, Inc., (ii) Wavenet Communications, LLC and (iii) Advanced Petroleum Technologies, Inc. (collectively, the "Major Target Shareholders") shall, directly or indirectly, solicit, institute, initiate, pursue or enter into any inquiries, discussions, proposals or negotiations with any person concerning any merger, sale of substantial assets, tender offer, sale of shares of stock or similar transaction involving any of the Parties or disclose, directly or indirectly, any information not customarily disclosed to the public concerning any of the Parties, afford to any other person access to the properties, books or records of any of the Parties, or otherwise assist any person preparing to make or who has made such an offer, or enter into any agreement with any third party providing for a business combination transaction, equity investment or sale of significant amount of assets of any of the Parties.

     5.11 Disclosure of Certain Matters. During the period from the date hereof through the Closing Date, a Party ("Notifying Party") shall give the other Parties prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed by the Notifying Party under this Agreement or (b) would cause any of the representations and warranties of the Notifying Party contained herein to be inaccurate or otherwise misleading, (c) gives the Notifying Party any reason to believe that any of the conditions set forth in Article VIII will not be satisfied, or (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of the Notifying Party.

     5.12 Disclosure Package to Target Shareholders. As soon as practicable following the execution of this Agreement, the Parties shall cooperate in the drafting and mailing of a disclosure package to each of the Target Shareholders ("Disclosure Package") that complies with applicable federal and state securities laws and the BCA and DGCL. The Disclosure Package shall contain: (i) a summary of the Merger and the terms of the transaction, which shall be drafted by and among the Parties, (ii) a summary description of each of the Parent Parties, which shall be supplied by the Parent and which the Parent hereby represents and warrants will be correct in all material respects, (iii) a summary description of the Target, which shall be supplied by the Target and which the Target hereby represents and warrants will be correct in all material respects, (iv) copies of the Parent's Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the period ended June 30, 2003, and (v) the Target Financial Statements, which shall be supplied by the Target and which the Target hereby represents and warrants shall be correct in all material respects. In conjunction with Section 6.1, the Disclosure Package shall also contain proper notice of a meeting of Target Shareholders at which they shall consider and vote upon this Agreement and the Merger or, alternatively, a form of written consent approving this Agreement and the Merger, as well as a description of dissenter's rights under the BCA. The agreement of the Major Target Shareholders to approve this Agreement and the Merger also shall be disclosed in the Disclosure Package. The Parties and their respective counsel shall each have an opportunity to review and comment upon the final Disclosure Package prior to mailing of same. The mailing of the Disclosure Package to each of the Target Shareholders shall be the responsibility of the Target.

     5.13 Conduct of Business. During the period form the date hereof through the Closing Date, each of the Parent Parties and the Target covenants and agrees that, except as (i) otherwise set forth in this Agreement, (ii) relates to the costs and expenses of the Merger, (iii) in the case of the Target, relates to the Test Wells Procedure and costs and expenses thereof, or (iv) otherwise agreed to by the other Parties in writing, it will conduct its business and operations in the ordinary course, consistent with previous practice, and the terms of this Agreement, and in this regard it shall:


          (a) preserve substantially intact its business organization, use commercially reasonable efforts to keep available the services of its current employees and preserve its current relationships with customers and other persons with which it has significant business relations, and comply with all material requirements of law;

          (b) not pledge, sell, transfer, dispose of, or otherwise encumber or grant any rights or interests to others of any kind with respect to, all or any part of its capital stock or enter into any discussions or negotiations with any other party to do so;

          (c) not pledge, sell, lease, transfer, dispose of or otherwise encumber any of its property or assets other than consistent with past practices and in the ordinary course of business or enter into any discussions or negotiations with any other party to do so;

          (d) not (i) issue any shares of its capital stock nor any options, obligations, rights, warrants or other securities convertible into or exchangeable for its capital stock, or any other class of securities, whether debt or equity; or (ii) amend or otherwise modify the terms of any such securities, options, obligations, rights or warrants in a manner inconsistent with the provisions of this Agreement or the effect of which shall be to make such terms more favorable to the holders thereof;

          (e) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding shares of its capital stock, or directly or indirectly redeem or purchase any such capital stock;

          (f) not, in any manner whatsoever, advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business) or distribute to any of its directors, officers or shareholders or any of their affiliates, or otherwise withdraw, cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing obligations in accordance with their terms;

          (g) not make, agree to make or announce any general wage or salary increase or enter into or amend any employment contract or, unless provided for by contract executed on or before the date of this Agreement or increase the compensation payable or to become payable to any of its officers or employees or adopt or increase the benefits of any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases, consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, and except for increases directly or indirectly required as a result of changes in applicable law or regulations;

          (h) not make any capital expenditures, except in the ordinary course of business and consistent with past practices;

          (i)  not  propose  or  adopt  any   amendments   to  its  articles  of
     incorporation or By-laws, except as contemplated hereby;

          (j) not merge or consolidate with, or acquire all or substantially all of the assets of, or otherwise acquire any business operations of, any person or entity or enter into any agreement for any of the foregoing;

          (k) not (i) change any of its methods of accounting in effect at the date hereof, or (ii) make or rescind any material, express or deemed election relating to taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for Federal income tax purposes from those employed in the preparation of its last filed Federal income tax returns;

          (l) not deviate from past practices or schedules with respect to the payment of accounts payable or collection of accounts receivable;

          (m) not prepay, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than indebtedness incurred in the ordinary course of business consistent with past practices;

          (n) not enter into or modify in any material respect any Material Contract, Lease or Permit other than in the ordinary course of business;

          (o) not take any action that will, or could reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being inaccurate or in any of the conditions to the Merger not being satisfied;

          (p) forebear from agreeing in writing or otherwise to do any of the foregoing; or

          (q) except as contemplated by this Agreement, not authorize or enter into any formal or informal written or other agreement or otherwise make any commitment to do any of the foregoing, other than in the ordinary course of business.

     5.14 Tax Matters. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not, without the prior written consent of the parties hereto, knowingly take any actions or cause any action to be taken, which could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Following the Effective Time, and consistent with any such consent, none of the Surviving Corporation, the Parent or any of their affiliates shall knowingly take any action or cause any action to be taken, which would cause the Merger to fail to so qualify as a reorganization within the meaning of Section 368(a) of the Code.

     5.15 Related Transactions. Other than as set forth on Schedule 2.17, prior to the Closing Date, no Party shall engage in any transaction with any officer, director, shareholder or any affiliate thereof (an "Interested Transaction") unless the terms of such transaction have been negotiated at arms-length and the other Parties hereto have approved such transaction, which approval shall not be unreasonably withheld. Following the Closing Date, no Party shall engage in any Interested Transaction without the approval of the Parent's board of directors.


                                   ARTICLE VI

             COVENANTS OF THE TARGET AND CERTAIN PARTIES IN INTEREST

     6.1 Meeting of Shareholders; Voting Agreement. The Target shall, and the Major Target Shareholders shall cause the Target to, (i) call a meeting of Target Shareholders in accordance with the BCA as soon as practicable after the execution of this Agreement for purposes of approving this Agreement and the transactions contemplated hereby (the "Shareholders Meeting") or, in lieu of such meeting, (ii) secure the valid written consent of the Target Shareholders under the BCA approving this Agreement and the transactions contemplated hereby ("Written Consent"). Each of the Major Target Shareholders hereby agrees that it will (a) vote any and all shares of Target Stock now owned or controlled by it or hereafter acquired or controlled by it at the Shareholders Meeting in favor of the Merger, or, alternatively (b) execute the Written Consent. As of the date of this Agreement, the Major Target Shareholders own, in the aggregate, not less than 51% of the outstanding Target Stock. To effect the intent of this Section
6.1 (and for no other matter, vote or reason), each of the Major Target Shareholders hereby grants the board of directors of the Parent and any member thereof its irrevocable proxy and power of attorney during the term of this Agreement solely to vote such holder's Target Stock in accordance with the foregoing at the Meeting or, alternatively, to execute the Written Consent on behalf of such Major Target Shareholder. Each of the Major Target Shareholders hereby agrees that it will not sell, transfer, pledge, hypothecate or provide any person with any right to vote any of the Target Stock now owned or controlled or hereafter acquired or controlled by it during the term of this Agreement. Each Major Target Shareholder hereby represents that it is the sole owner of all the shares of Target Stock set forth next to its name on Schedule 2.1, free and clear of all Liens, and that it is entitled to vote such shares as required under this Section 6.1.

     6.2 No Securities Transactions. Neither the Target nor any of the Major Target Shareholders shall engage in any transactions involving the securities of the Parent prior to the Closing Date, and each of them will use its reasonable commercial efforts to cause its directors, officers, members, shareholders and employees to refrain from such transactions.

     6.3 Certain Consents. The Target, in consultation with the Parent Parties, shall use its commercially reasonable efforts to obtain consents under all Material Contracts, Leases and Permits and all other instruments to which the Target is a party or by which it is bound which require the consent of any other party or person either by the terms thereof or as a matter of law in connection with the Merger.


     6.4 Lien Search. The Target will order and provide to the Parent as soon as practicable after the execution of this Agreement a lien search ("Lien Search") by a mutually acceptable company of each of the Target in respect of UCC filings, federal and state tax lien and judgments, and federal and state courts (including bankruptcy court) in each jurisdiction in which the Target is incorporated and conducts a substantive portion of their business operations, which Lien Search will be paid by the Parent.

     6.5 Test Wells Procedure. As soon as commercially practicable following the execution of this Agreement, for purposes of testing and proving its ANCHAR technology (as described in the Main Target Patent), the Target shall commence operations necessary to conduct an ANCHAR survey, identify potential test well sites (if any), arrange for mineral rights, arrange for access to and drilling rights at such sites (if any) as more fully described in Schedule 6.5 hereto (the "Test Wells Procedure"). The Target shall keep the Parent (or Parent's agent, as identified and designated in writing to the Target) informed of the Target's progress in each phase of the Test Wells Procedure and shall keep records and copies of all documents relating to all material activities in connection with the Test Wells Procedure. Upon completion of the first two wells under the Test Wells Procedure, the Target shall deliver to the Parent a report prepared in accordance with the parameters set forth on Schedule 6.5 ("Initial Test Wells Procedure Results Report") and upon completion of the final two wells under the Test Wells Procedure, the Target shall deliver to the Parent a final report prepared in accordance with the parameters set forth on Schedule 6.5 ("Final Test Wells Procedure Results Report"). All costs and expenses relating to the Test Wells Procedure and the preparation of the Initial and Final Test Wells Procedure Results Reports shall be the responsibility of the Target.

     6.6 Cooperation with Respect to Information Statement. The Target shall provide the Parent with all information reasonably accessible to it as requested by the Parent and as necessary for the preparation and filing of the information statement contemplated under Section 7.4.

     6.7 Director Appointees. At the Closing Date, none of the Selected Persons shall have a professional background that would require disclosure in any Exchange Report of the Parent of the type required under Item 401(f) of Regulation S-K or Item 401(d) of Regulation S-B promulgated under the Exchange Act.

                                  ARTICLE VII

                           COVENANTS OF PARENT PARTIES

     7.1 Filing of Current  Report on Form 8-K.  Subject  to the  provisions  of
Section 5.4(d), promptly after execution of this Agreement, the Parent shall prepare and file the Initial 8-K with the Commission.

     7.2 Dissemination of Press Release. Subject to the provisions of Section 5.4(d), promptly after execution of this Agreement, the Parent shall prepare and generally disseminate the Initial Press Release.

     7.3 Blue Sky Compliance. The Parent will make such filings in each United States jurisdiction wherein resides a Target Shareholder as may be necessary under the laws of such jurisdiction to permit the issuance of the Parent Stock hereunder, to the extent the laws of such jurisdiction permit such issuance.

     7.4 Information Statement. The Parent shall cause to be completed and filed with the Commission (and mailed to the Shareholders of the Parent), at least 20 days prior to the scheduled Closing Date, an information statement (together with all information required by Rule 14f-1 under the Exchange Act) with respect to the change in the composition of the board of directors of the Parent contemplated by the terms of this Agreement. The Target and its officers and directors shall cooperate with the Parent in connection with the completion and filing of such information statement.

     7.5 Obligations of Merger Sub. The Parent shall take all actions necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

     8.1 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) No Governmental Order or Regulation. There shall not be in effect any order, decree or injunction (whether preliminary, final or appealable) of a United States Federal or state court of competent jurisdiction, and no regulation shall have been enacted or promulgated by any governmental authority or agency, that prohibits consum mation of the Merger, and no litigation pending or threatened regarding same.

          (b) Information Statement. The Information Statement will have been prepared by the Parent with the cooperation of the Target and distributed to the shareholders of the Parent not less than 20 days prior to the scheduled Closing Date in compliance with the requirements of Section 14(f) of the Exchange Act.

          (c) Employment Agreements. Each of Edward Gendelman and George Faris shall have delivered to the Parent executed copies of the Employment Agreements attached hereto as Exhibits E and F, respectively.

          (d) Escrow Agreement. The parties shall have executed and delivered the Escrow Agreement.

          (e) Test Wells and Finance Related Events. One of the first two test wells proposed to be drilled under the Test Wells Procedure shall have resulted in the finding of "commercial quantities" of oil and gas as provided under Sections 6.5 and 8.3(l) of this Agreement as such results shall be described and warranted in the Initial Test Wells Procedure Results Report or, alternatively, the Second Tranche Investment shall have been consummated.

     8.2 Conditions to the Obligations of the Target. The obligations of the Target to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a) Representations and Warranties; Covenants. Without supplementation after the date hereof, the representations and warranties of the Parent Parties contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing, with the same force and effect as if made as of the Closing, and all the covenants contained in this Agreement to be complied with by the Parent Parties on or before the Closing Date shall have been complied with, and the Target shall have received certificates of officers of the Parent Parties to such effect.

          (b) Current Director Resignations. On or prior to the Closing Date, each current director of the Parent shall have submitted his written resignation, effective as of the Closing Date.

          (c) New Director and Officer Elections. All necessary action shall have occurred as required to elect and/or appoint the Selected Persons as the directors and officers of the Parent as of the Closing Date.

          (d) General Legal Opinion. The Target shall have received from Graubard Miller, counsel to the Parent Parties, a legal opinion addressed to the Target, dated the Closing Date, opining in all material respects to the matters set forth on Exhibit G annexed hereto.

          (e) No Material Adverse Effect. Between the date of this Agreement and the Closing Date, there shall not have occurred an event which would reasonably be expected to result in, singly or in the aggregate, a Parent Material Adverse Effect.

          (f) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by the Parent Parties in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by officers of the Parent Parties as of the Closing, shall have been delivered to the Target.

          (g) Threshold Amount of Parent's Cash Position. As of the Closing Date and immediately prior to the Effective Time, the Parent's Cash Position shall be at least $2,500,000.

     8.3 Conditions to the Obligations of the Parent Parties. The obligations of the Parent Parties to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:


          (a) Representations and Warranties; Covenants. Except with respect to inaccuracies resulting directly from compliance with the terms of this Agreement, the representations and warranties of Target contained in this Agreement shall be, without supplementation after the date hereof, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing, and all the covenants and agreements contained in this Agreement to be complied with by the Target on or before the Closing Date shall have been complied with, and the Parent Parties shall have received a certificate of an officer of the Target to such effect.

          (b) Approval by the Target Shareholders. This Agreement and the Merger shall have been validly approved by the Target Shareholders at the Shareholder Meeting or by Written Consent.

          (c) General Legal Opinion. The Parent Parties shall have received from Kendall, Dickinson & Koenig LLC ("KDK"), counsel to the Target, a legal opinion addressed to the Parent Parties, dated the Closing Date, opining in all material respects as to the matters set forth on Exhibit H hereto.

          (d) Opinion of Patent Counsel. Hunter & Williams, special patent counsel to the Parent ("Patent Counsel"), shall have delivered to the Parent an opinion ("Patent Opinion") with respect to the Main Target Patent and the Target's rights with respect thereto in form and substance reasonably satisfactory to the Parent and its counsel. Subject to Section 11.2(b), the Parent shall bear all costs and expenses associated with the Patent Opinion.

          (e) Fairness Opinion. The Parent shall have received an opinion (the "Fairness Opinion") from Dresner that the terms of the Merger, including the Fee, are fair to the Parent's stockholders generally from a financial perspective. The Parent shall bear all costs and expenses associated with the Fairness Opinion.

          (f) Consents. The Target shall have obtained and delivered to the Parent Parties all governmental and private third party consents to the Merger required under any Permit, Target Lease or Target Material Contract.

          (g) No dissenters' rights exercised. No Target Shareholder shall have exercised any dissenters' rights under the provisions of the BCA, including
     Section 7-113-102 thereof.

          (h) No Material Adverse Change. Between the date of this Agreement and the Closing Date, there shall not have occurred an event, which would reasonably be expected to have, singly or in the aggregate, a Target Material Adverse Effect.

          (i) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by the Target in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by the officers of the Target as of the Closing, shall have been delivered to the Parent Parties.

          (j) Threshold Accrued Liabilities of the Target. Target Accrued Liabilities shall not exceed $100,000 in the aggregate as of the Closing Date and the principal financial officer of Target shall have delivered a certificate representing same to Parent.

          (k) Main Target Patent. Target shall be the sole and unchallenged owner of U.S. Patent No. 6442489B1, free and clear of any liens, as well as all worldwide rights related thereto (other than in the countries comprising the Commonwealth of Independent States).

          (l) Positive Results of Test Wells Procedure. At least two of the four test wells proposed to be drilled under the Test Wells Procedure shall have resulted in the finding of "commercial quantities" of oil and gas as such results shall be described and warranted in the Test Wells Procedure Results Report. "Commercial quantities" shall have the definition set forth in Schedule 6.5.

          (m) Minority Director. The Minority Director shall have been nominated and elected as of the Closing Date to the board of directors of the Parent.

                                   ARTICLE IX

                               CERTAIN DELIVERIES

     9.1 By the Parent Parties. The Parent Parties shall deliver, or cause the delivery of, the following documents and other items at or prior to the Closing Date (unless otherwise indicated):

          (a) Executed copy of the Escrow Agreement.

          (b) Executed copy of each of the Employment Agreements.

          (c) Good standing certificate from the state of incorporation for each of the Parent Parties.

          (d) Certified copies of the certificate or articles of incorporation of each of the Parent Parties.

          (e) Copies of the by-laws of each of the Parent Parties, certified by the Secretary of each corporation.

          (f) Copies of the resolutions adopted by the board of directors of each of the Parent Parties authorizing this Agreement and the transactions contemplated hereby, certified by the Secretary of each corporation.

          (g) The certificate regarding the computation of Parent's Cash Position under Section 1.7(b)(ii);

          (h) Other officers' certificates required under the provisions of this Agreement.

          (i) Original certificates evidencing all of the Transaction Shares (other than the Escrow Shares), legended as appropriate.

          (j) Original certificates evidencing all of the Escrow Shares, legended as appropriate.

          (k) Original certificates evidencing the shares of Parent Stock being issued as the Fee, legended as appropriate.

          (l) Opinion of Graubard Miller.

          (m)  Certified  check  or wire  transfer  in  payment  of the fees and
     disbursement  of  the  Parent's   professionals  in  connection  with  this
     Agreement and the transaction contemplated hereby.

          (n) Executed Articles of Merger.

          (o) Copy of the Fairness Opinion.

          (p) Current director and officer resignations.


     9.2 By the Target. The Target shall deliver, or cause the delivery, of the following documents and other items at or prior to the Closing Date:

          (a) Executed copy of the Escrow Agreement.

          (b) Executed copy of each of the Employment Agreements.

          (c) Good standing certificate from the state of Colorado.

          (d) Certified copy of the articles of incorporation of the Target.

          (e) Copy of the by-laws of the Target, certified by the Secretary of the corporation.

          (f) Copy of the resolutions adopted by the board of directors of Target and the Target Shareholders authorizing this Agreement and the transactions contemplated hereby, certified by the Secretary of the corporation.

          (g) Officers' certificates representing that the representation made in Section 2.25 is true as of the Closing Date.

          (h) Other officers' certificate required under the provision of this Agreement;

          (i) Original certificates evidencing all of the shares of Target Stock, together with stock powers executed in blank.

          (j) Opinion of KDK.

          (k)  Certified  check  or wire  transfer  in  payment  of the fees and
     disbursement  of  the  Target's   professionals  in  connection  with  this
     Agreement and the transaction contemplated hereby.

          (l) Executed Articles of Merger.

          (m) A copy of the Test Wells Procedure Results Report certified by officers of the Target.

                                   ARTICLE X

                          REMEDIES FOR CERTAIN BREACHES

     10.1 Remedies.

          (a) Remedy on behalf of the Parent. The Parent shall be entitled to the return of all or a portion of the Escrow Shares as prescribed in
     Section 10.2 as its sole remedy for any and all Damages (as defined) that may be sustained, suffered or incurred by it as a result of (i) the operation of the Target on or prior to the Closing Date or (ii) the breach of any of the Target's covenants, representations, warranties, agreements, obligations or undertakings contained in this Agreement. This remedy right shall survive the Closing. Claims made for relief hereunder must be made on or prior to the first anniversary of the Closing Date. Any claim for relief asserted within the relevant period under this Section 10.1(a) shall survive until resolved. A claim for relief shall be deemed to have been made as of the date the Parent's Rights Monitor first provides written notice of a claim for remedy hereunder to the board of directors of the Parent.

          (b) Remedy on behalf of the Target Shareholders. The board of directors of the Parent, on behalf of the Target Shareholders, shall be entitled to compel the Parent to issue to the Target Shareholders all or a portion of an aggregate number of additional shares of Parent Stock ("Additional Shares") up to an amount equal to the number of Escrow Shares ("Maximum Additional Shares") as prescribed in Section 10.3 as the Target Shareholders sole remedy for any Damages which may be sustained, suffered or incurred by them as a result of the breach of any of the Parent Parties' covenants, representations, warranties, agreements, obligations or undertakings contained in this Agreement. This remedy right shall survive the Closing. Claims made for relief hereunder must be made on or prior to the first anniversary of the Closing Date. Any claim for relief asserted within the relevant period under this Section 10.1(b) shall survive until resolved. Notwithstanding anything to the contrary, the Parties acknowledge and agree that no relief may be sought under this Section 10.1(b) with respect to any shortfall with respect to the Parent's Cash Position and that the sole remedy with respect to such shortfall shall be the upward adjustment in the number of Transaction Shares being issued in the Merger as provided in Section 1.7(b). A claim for relief shall be deemed to have been made as of the date the Parent first provides written notice of a claim for remedy hereunder to the Parent's Rights Monitor.

          (c) Definition of Damages. "Damages" means the dollar amount of any loss, damage, cost, expense or liability, including, without limitation, reasonable attorneys' fees and disbursements incurred by a Party seeking relief under this Article X in any action or proceeding between such Party and the other Party or a third party which is determined to have been sustained, suffered or incurred by the Party so seeking relief and to have arisen from or in connection with an event or state of facts which is subject to relief under this Article X. The amount of Damages shall be the amount finally determined by a court of competent jurisdiction or appropriate governmental administrative agency (after the exhaustion of all appeals) or the amount agreed to upon settlement between the parties to the subject dispute.

          (d) Direction by Parent's  Rights  Monitor.  All decisions  under this
     Article X  regarding  the  enforcement  of the rights of the  Parent  under
     Section 10.1(a) shall be made by the Parent's Rights Monitor.

          (e) Books and Records. After delivery of a Claim Notice or other notification of a claim, so long as any remedy exists pursuant to this
     Article X, the affected Parties each agree to retain all books and records related to such claim. In each instance, the Parent's Rights Monitor shall have the right to be kept fully informed with respect to any legal proceedings.

          (f) Representations and Warranties. For purposes of calculation of relief under this Article X for breach of a representation or warranty of a party under this Agreement, the representations and warranties shall be the representations and warranties of a Party made herein without regard to any materiality qualifications or standards otherwise contained therein.

     10.2 The Escrow Shares as Sole Source of Remedy for Parent.

          (a) Any remedy to which the Parent is entitled under this Article X will be provided solely by the delivery to the Parent of all or a portion of the Escrow Shares as provided hereunder and in the Escrow Agreement.

          (b) In the event,  no claim for relief is brought by the Parent  under
     Section 10.1(a) on or prior to the first anniversary of the Closing Date, the Escrow Shares shall be released from escrow and distributed to the Target Shareholders in accordance with their respective Sharing Ratios and the terms of the Escrow Agreement.

          (c) In the event a claim for relief is brought by the Parent on or prior to the first anniversary of the Closing Date, no Escrow Shares shall be released from escrow pending final determination or settlement of the underlying claim (in any case, a "Claim Resolution").

          (d) Upon a Claim Resolution, a number of Escrow Shares equal in value to the Damages incurred by Parent and/or Surviving Corporation under such Claim Resolution shall be released from escrow and returned to Parent. If a Claim Resolution results in all Escrow Shares being released to Parent, then all such shares shall be immediately canceled by Parent upon receipt and no longer deemed outstanding. If a Claim Resolution results in less than all of the Escrow Shares being released to Parent, then the shares to be so released shall be taken pro rata from each Target Shareholder's portion of the Escrow Shares in accordance with each Target Shareholder's respective Sharing Ratio. For purposes of the above calculation, the fair market value of one Escrow Share shall be determined by the average daily Market Price (as defined below) during the period of the most recent 10 days, ending on the last business day before the effective date of the Claim Resolution, on which the national securities exchanges were open for trading ("Average Per-Share Market Price"). If the Parent Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the National Market System (the "National Market System") of the National Association of Securities Dealers Automated Quotations System (the "NASDAQ"), the "Market Price" as of a specified day shall be the last reported sale price of Parent Stock on such exchange or on the National Market System on such date or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or on the National Market System. If the Parent Stock is not so listed or admitted to unlisted trading privileges, the Market Price as of a specified day shall be the mean of the last bid and asked prices reported on such date (x) by the NASDAQ or (y) if reports are unavailable under clause (x) above by the National Quotation Bureau Incorporated. Notwithstanding the foregoing, if the Parent Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not reported, that number of Escrow Shares shall be released from escrow and returned to Parent such that the DPE Ownership Percentage is decreased 0.04 percentage points for each $1,000 of Damages incurred by Parent and/or Surviving Corporation under the Claim Resolution.

     10.3  The   Additional   Shares  as  Sole   Source  of  Remedy  for  Target
Shareholders.

     (a) Any remedy to which the Surviving Corporation is entitled on behalf of the Target Shareholders under this Article X will be provided solely by the issuance by the Parent to the Target Shareholders of the Additional Shares.

     (b) In the event a claim for relief is brought by the Surviving Corporation on behalf of the Target Shareholders under Section 10.1(b), upon a Claim Resolution, the Parent shall issue to the Target Shareholders, as a group and in accordance with their respective Sharing Ratios, an aggregate number of Additional Shares equal in value to the amount of the Damages incurred by them under such Claim Resolution. For purposes of the above calculation, the fair market value of one Additional Share shall be equal to the Average Per-Share Market Price, or if the Parent Stock is not listed or traded and no bid and ask prices are reported (as described in Section 10.2(d)), that number of Additional Shares shall be issued to the Target Shareholders, as a group and in accordance with their respective Sharing Ratios, such that the DPE Ownership Percentage is increased 0.04 percentage points for every $1,000 of Damages incurred by the Target Shareholders under the Claim Resolution.

     (c) In no event shall the Parent issue or be required to issue more than the Maximum Additional Shares.

     10.4 Limitations. Except with respect to a breach of Sections 2.20, 2.25 and 3.20 (which shall be subject to no minimum limitation), remedy shall not be required under this Article X unless the aggregate of all amounts for which remedy would otherwise be due exceeds $25,000 and then, only for amounts in excess thereof.

                                   ARTICLE XI

                                   TERMINATION

     11.1 Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the Closing:

          (a) By mutual written consent of the Parent Parties and the Target;

          (b) By the Parent Parties (if they are not then in material breach of their obligations hereunder) if (i) a material default or breach shall be made by the Target with respect to the due and timely performance of any of their covenants and agreements contained herein and such default is not cured within thirty days, or (ii) if the Target's representations and warranties, (x) made without any materiality standard, are not true and correct in all material respects as of the date hereof and as of the Closing Date or (y) made with any materiality standard, are not true and correct in all respects as of the date hereof and as of the Closing Date;

          (c) By the Target (if it is not then in material breach of its obligations hereunder) if (i) a material default or breach shall be made by the Parent Parties with respect to the due and timely performance of any of their covenants and agreements contained herein and such default or breach is not cured within thirty days, or (ii) if any of the Parent Parties' representations and warranties, (x) made without any materiality standard, are not true and correct in all material respects as of the date hereof and as of the Closing Date or (y) made with any materiality standard, are not true and correct in all respects as of the date hereof and as of the Closing Date;

          (d) By either the Parent Parties or the Target if, pursuant to Section 8.3(e), the Parent is unable to obtain the Fairness Opinion.

          (e) By either the Target or the Parent Parties if the conditions to Closing set forth in Section 8.1(e) will not be met because neither of the first two test wells resulted in finding "commercial quantities" of oil and gas as provided under Sections 6.5 and 8.3(l) and the Second Tranche Investment has not been consummated within 15 days of the date the Initial Test Wells Procedure Results Report is delivered to all Parties.

          (f) By either the Target or the Parent Parties (if the terminating Party is not then in material breach of its obligations hereunder) if the Effective Time has not occurred by six months from the date of this Agreement for any reason unless the Parties agree to an extension in writing.

     11.2 Effect of Termination.

          (a) In the event of termination by a Party pursuant to Section 11.1 hereof, written notice thereof shall forthwith be given to the other Party and all obligations (except as set forth in this Section 11.2) of the Parties shall terminate and no Party shall have any right against the other Party hereto.

          (b) Notwithstanding the foregoing, if any Party for any reason terminates this Agreement, the Target shall reimburse the Parent for one-half of the cost and expense incurred by the Parent (up to a maximum of $5,000 to be reimbursed by the Target) in connection with obtaining the Patent Opinion.

          (c) Notwithstanding the foregoing, if this Agreement is terminated by a Party under Section 11.1(b) or (c) above based upon the default or breach by a non-terminating Party and such default or breach was caused by factors within the control of the non-terminating Party, then it is expressly agreed and understood that the non-terminating Party shall, within five days of termination, pay or reimburse the terminating Party for all the documented out-of-pocket reasonable fees and expenses incurred by the terminating party (including the reasonable fees and expenses of its counsel, accountants, consultants and advisors) in connection with this Agreement and the transactions contemplated hereby.

          (d) If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

               (i) Each Party hereto will return all documents, work papers and other material (and all copies thereof) of the other Party, relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; and

               (ii) All confidential information received by either Party hereto with respect to the business of the other Party shall be treated in accordance with Section 5.4 hereof, which shall survive such termination or abandonment.

                                   ARTICLE XII

                                  MISCELLANEOUS

     12.1 Fees and Expenses. Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of Representatives, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred. The Parties acknowledge and agree that the Parent is obligated and will become further obligated for fees and expenses (including without limitation the fees and expenses of Graubard Miller, Patent Counsel and Dresner, its investment bankers) incurred by it in connection with the transactions contemplated by this Agreement. It is understood and agreed that certain of such fees and expenses may be paid by the Parent prior to the execution of this Agreement. The Parties agree to refrain from taking any action which would prevent or delay the timely payment by the Parent of reasonable fees duly and lawfully incurred and shall, upon consummation of the Merger, cause the Parent to pay promptly all of the foregoing fees and expenses incurred, but not paid, by the Parent prior to the Effective Time.

     12.2 Notices. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing (or in the form of a facsimile transmission, receipt telephonically confirmed) addressed as provided below and if either (a) actually delivered electronically or physically at said address, or (b) in the case of a letter, three (3) Business Days shall have elapsed after the same shall have been sent by nationally recognized overnight courier:

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



         If to the Target to:

                  Direct Petroleum Exploration, Inc.
                  1675 Larimer Street
                  Suite 510
                  Denver, CO 80202
                  Attention:  Edward Gendelman
                  Tel:     (303) 825-0775
                  Fax:     (303) 534-2922

         with a copy to:

                  Kendall Dickinson & Koenig LLC
                  1821 Blake Street
                  Suite 2A
                  Denver, Colorado  80202
                  Attention: Andrew Dickinson, Esq.
                  Tel:     303-672-0104
                  Fax:     303-672-0101`

         If to the Parent or Merger Sub, to:

                  Golf Rounds.com, Inc.
                  111 Village Parkway
                  Building #2
                  Marietta, Georgia  30067
                  Attention:  Robert H. Donehew, President and Treasurer
                  Tel:     (770) 952-3386
                  Fax:     (770) 984-2720

         with a copy to each of:

                  c/o Ensoport
                  Internetworks, Inc.
                  2400 N. Street, N.W.
                  Washington, DC  20037
                  Attention:  John F. McCarthy, III, Chairman and Secretary
                  Tel:     (202) 872-7781
                  Fax:     (202) 872-0878

                  Graubard Miller
                  600 Third Avenue, 32nd Floor
                  New York, New York 10016
                  Attention: David Alan Miller, Esq.
                  Tel:     212-818-8661
                  Fax:     212-818-8881
and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of deemed delivery thereof as set forth in this Section 12.2.

     12.3 Other Public Announcements. Except as specifically provided herein, no Party hereto (without the written consent of the others) will make any public announcement or other dissemination (public or private) of information concerning the transactions contemplated by this Agreement.

     12.4 Entire Agreement. This Agreement (including all Exhibits or Schedules hereto) constitute the entire agreement between the parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto, have been expressed herein or therein or in the documents incorporated herein or therein by reference.

     12.5 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof. 12.6 Assignability. This Agreement may not be assigned otherwise than by operation of law by any Party without the other parties prior written consent. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

     12.7 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     12.8 Governing Law; Venue.

          (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          (b) Any claim, action, suit or other proceeding initiated by any Party, under or in connection with this Agreement may be asserted, brought, prosecuted and maintained in any Federal or state court in the State of New York or the State of Colorado, as the Party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof, and the Parties hereby waive any and all rights to object to the laying of venue in any such court and to any right to claim that any such court may be an inconvenient forum. Each of the Parties hereby submit themselves to the jurisdiction of each such court and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

     12.9 Remedies. The Parties hereto acknowledge that the remedy at law for any breach of the obligations undertaken by the Parties hereto is and will be insufficient and inadequate and that the Parties hereto shall be entitled to equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, each of the Parties shall waive the defense that there is an adequate remedy at law. Without limiting any remedies the Parties may otherwise have hereunder or under applicable law, in the event any Party refuses to perform its obligations under this Agreement, the other Parties shall have, in addition to any other rights at law or equity, the right to specific performance.

     12.10   Counterparts.   This   Agreement   may  be   executed  in  multiple
counterparts; each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as an instrument under seal in multiple counterparts as of the date set forth above by their duly authorized representatives.

                     GOLF ROUNDS.COM, INC.


                     BY: /s/ Robert H. Donehew
                         _______________________________
                     Name: Robert H. Donehew
                     Title: CFO and Treasurer


                     DPE AQUISITION CORP.


                     BY:  /s/ Robert H. Donehew
                         _______________________________
                     Name:  Robert H. Donehew
                     Title:  Vice President, Treasurer and Secretary


                     DIRECT PETROLEUM EXPLORATION, INC.


                     BY:  /s/ Edward Gendelman
                        ______________________________
                     Name:  Edward Gendelman
                     Title:  President

The undersigned hereby
acknowledges and agrees
to Sections 5.10, 6.1 and 6.2
only:

WAVETECH GEOPHYSICAL, INC.


By: /s/ Edward Gendelman
    ____________________________

WAVENET COMMUNICATIONS, LLC


By:  /s/ Edward Gendelman
     ___________________________

ADVANCED PETROLEUM TECHNOLIOGIES, INC.


By:  /s/ George Faris
    ____________________________

                                  Schedule 6.5
                              Test Well Procedures

     As soon as commercially practicable following the execution of this Agreement, for purposes of testing and proving its ANCHAR technology, DPE, its agents and affiliates (collectively, "DPE") will commence or continue the following operations.

1. Identify Exploration Area - DPE will identify areas which have geologic potential for oil and gas exploration.

2. Obtain Rights to Conduct ANCHAR Survey - DPE will use reasonable commercial efforts to obtain rights (e.g., surface permits, seismic options or mineral lease contracts) to conduct an ANCHAR survey on one or more of the potential exploration areas.

3.   Conduct  ANCHAR  Survey - DPE will use  reasonable  commercial  efforts  to arrange for and conduct an ANCHAR survey of one or more potential exploration areas. This phase of operations will require DPE to arrange for trained personnel and equipment to enter the United States from foreign countries. There can be no assurance that DPE will obtain the authorizations (if any) required for such personnel and equipment to enter the United States.

4. Review Survey Results - DPE will analyze and interpret the results of the ANCHAR survey(s) in order to determine whether anomalies exist indicating the presence of hydrocarbons in any of the proposed exploration areas.

5. Obtain Mineral Leases; Enter Into Partner Agreements - If DPE determines that anomalies exist and indicate the presence of commercial amounts of hydrocarbons in one or more of the proposed exploration areas, DPE will use reasonable commercial efforts to obtain mineral rights to such proposed exploration areas and to enter into required partner agreements. This may include, without limitation, entering into farm-in agreements, working interest agreements and/or lease agreements. One of DPE's partners will act as the operator of the exploration project(s) (i.e., the "general contractor"). The operator will be required to enter into numerous contracts and agreements with subcontractors, including, without limitation, drilling contractors, mud logging contractors and well logging contractors.

6. Prepare Well Sites - The operator of the project(s) will use reasonable commercial efforts to prepare the proposed test well site(s), if any, for drilling. This may include, without limitation, obtaining state or other required drilling permits, conducting a survey of the proposed drilling locations and grading the drilling areas.

7. Drill Test Wells - The operator of the project(s) will use reasonable commercial efforts to drill test wells in the exploration areas.

8. Review Results of Test Wells - The operator of the project(s), DPE and other partners will review, analyze and interpret the drilling results relating to the test wells and the operator will determine whether the wells should be completed as producers. In the event Parent is not satisfied with the interpretation results, it may retain, at its own expense, qualified third party experts to interpret well logs, flow rate data and other information reasonably available from the operator.

     For purposes of this Agreement and the Test Wells Procedure Results Report, the term "commercial quantities" shall mean, with respect to any oil or gas well, that (i) the operator of such oil or gas well has determined that it will attempt to complete such well for commercial production as a producer, or (ii) DPE (a) takes over the well for completion pursuant to its partner agreements,
(b) completes the well for commercial production, and (c) operates the well at a profit during the two week initial production period.